UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2010

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Non-Employee Director Restricted Stock Grants.

On May 7, 2010 (the “Grant Date”), in connection with the election of directors at the 2010 annual stockholder’s meeting of Marchex, Inc. (the “Corporation”), the Corporation granted an aggregate of 46,000 restricted shares of Class B common stock under the Corporation’s 2003 Amended and Restated Stock Incentive Plan, as amended to date, to the Corporation’s non-employee directors as compensation for their annual board and committee service at a purchase price of $0.01 per share. The restricted stock shall be issued pursuant to the Corporation’s standard form of director restricted stock agreement with 100% of the shares vested one (1) year from Grant Date assuming continued service on the board for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreements).

Executive Vice Chairman Equity Grants.

On May 7, 2010, in connection with John Keister’s appointment as Executive Vice Chairman of the Board of Directors, the Corporation’s Compensation Committee approved grants to him of 45,000 shares of restricted stock and a stock option grant for 45,000 shares.

25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date and will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date. Each such option shall have an exercise price equal to the closing price of the Corporation’s Class B common stock on May 11, 2010 (the “Option Grant Date”), shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Option Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years.

One hundred percent (100%) of the options and restricted stock not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control (as defined in such option and restricted stock agreements), (b) followed by (i) a termination without cause of Keister’s employment by the Corporation or any successor thereto, (ii) a Diminution in Duties (as defined in such option and restricted stock agreements) with respect to Keister, or (iii) the 12 month anniversary of the occurrence of the Change of Control.

The above summary is qualified in its entirety by reference to the Corporation’s forms of Executive Officer Stock Option Agreement and Restricted Stock Agreement, copies of which will be filed as exhibits to the Corporation’s next applicable periodic report or registration statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b) Effective May 7, 2010, John Keister’s position with the Corporation was changed from President to Executive Vice Chairman of the Board of Directors of the Corporation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2010	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer